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[LEFT SIDE GRAPHIC]  COMMON STOCK  [MRO SOFTWARE LOGO]              |  Shares  |
[   NUMBER MROI   ]                                                 |          |
                                                                    |__________|

THIS CERTIFICATE IS
  TRANSFERABLE IN
   CANTON, MA OR                                                 SEE REVERSE FOR
   NEW YORK, NY                                              CERTAIN DEFINITIONS

                               MRO SOFTWARE, INC.
                                                               CUSIP 55347W 10 5

        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS


THIS IS TO CERTIFY THAT






IS THE OWNER OF


  FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF
     --------------------------                  --------------------------
-------------------------------MRO SOFTWARE, INC.-------------------------------
     --------------------------                  --------------------------

(hereinafter called the "Company") transferable upon the books of the Company in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Commonwealth of Massachusetts and to the provisions of the Articles of Organization and By-laws of the Company and all amendments thereto, copies of which are on file at the office of the Company, and the holder hereof, by acceptance of this certificate, consents to be bound by all of said provisions. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, MRO Software, Inc. had caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Dated:


[    MRO SOFTWARE INC. SEAL     ]
[INCORPORATED 1968 MASSACHUSETTS]



                               /s/ Norman E. Drapeau, Jr.      /s/ Peter J. Rice
                                   PRESIDENT                       TREASURER


COUNTERSIGNED AND REGISTERED:
              FLEET NATIONAL BANK
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

BY


                                                            AUTHORIZED SIGNATURE

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                               MRO SOFTWARE, INC.

     The Company is authorized to issue more than one class or series of stock. The Company will furnish without charge to each stockholder who so requests in writing a statement of the preferences, voting powers, qualifications and special and relative rights of the shares of each such class and series.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT-__________(Custodian)_______
                                                      (Cust)             (Minor)
TEN ENT - as tenants by the entireties             under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of           Act _________
          survivorship and not as tenants               (State)
          in common


    Additional abbreviations may also be used though not in the above list.


For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________________
|                                     |
|_____________________________________|


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


_________________________________________________________________________ shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer such shares on the books of the Company with full power of substitution in the promises.

Dated _________________


                  ______________________________________________________________

          NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENGAGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed: ______________________________________________________
                         THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between MRO Software, Inc. (the "Company") and Fleet National Bank (the "Rights Agent") dated as of January 27, 1998, as the same may be amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such forms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.